SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20429

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 28, 2003
                                                  ------------------------


                             SALISBURY BANCORP, INC.
                             -----------------------
               (Exact name of registrant as specified in charter)


                  Connecticut                                    06-1514263
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 (State or other jurisdiction of incorporation)                 (IRS Employer
                                                             Identification No.)


5 Bissell Street, Lakeville, Connecticut                          06039-1868
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(Address of principal executive offices)                          (zip code)


Registrant"s telephone number, including area code:   (860) 435-9801
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                                       -2-
Form 8-K, Current Report
Salisbury Bancorp, Inc.

Item 5.   Other Matters.
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          The Board of Directors of Salisbury Bancorp,  Inc., the parent company of Salisbury Bank and Trust Company, declared a $.23 per share quarterly cash dividend for the first quarter of 2003.

          The quarterly cash dividend will be paid on April 25, 2003 to shareholders of record as of March 31, 2003.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------
          c. Exhibits.

          99. Press release dated March 4, 2003

          Exhibit Index                                                  Page
          -------------                                                  ----
          99.      Press release dated March 4, 2003                       3


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   March 4, 2003                         SALISBURY BANCORP, INC.


                                               By:s/s John F. Perotti
                                                  ------------------------------
                                                  John F. Perotti, President and
                                                  Chief Executive Officer


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                                       -3-


Tuesday March 4, 2003

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Bancorp, Inc. Announces Year End Earnings and an Increased Dividend for Shareholders

Lakeville, Connecticut, March 4, 2003/PRNewswire...Salisbury Bancorp, Inc. (AMEX:SAL) the holding company for Salisbury Bank and Trust Company reported fourth quarter earnings of $719,000 or $.51 per diluted share and total net earnings of $3,199,000 or $2.25 per diluted share for the year ended December 31, 2002. This compares to fourth quarter earnings of $730,000 or $.51 per diluted share and total net earnings of $2,901,000 or $2.03 per diluted share for the year ended December 31, 2001. The improvement in net income is primarily the result of growth in earning assets that have produced an increase in total net interest income coupled with an increase in total non interest income.

During the year 2002, Salisbury Bancorp, Inc. declared cash dividends totaling $.88 per common share outstanding. This compares to total dividends declared during 2001 of $.84 per common share outstanding and represents a 4.76% increase. At their February 28, 2003 meeting, the Directors of Salisbury Bancorp, Inc. declared a first quarter dividend of $.23 per share. This compares to a $.22 per share cash dividend that was paid during the first quarter of 2002. The $.23 per share dividend will be paid on April 25, 2003 to shareholders of record as of March 31, 2003.

Salisbury Bancorp, Inc is the holding company for Salisbury Bank and Trust Company which is a community bank operating full service banking offices in Canaan, Lakeville, Salisbury and Sharon, Connecticut. It has served the communities of Northwestern Connecticut and proximate communities in New York and Massachusetts for approximately 150 years.